                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Employee Stock Option Plan and 1993 Directors' Stock Option Plan of Alpha Microsystems of our report dated
April 25, 1995, with respect to the consolidated financial statements and schedule of Alpha Microsystems included in its Annual Report on Form 10-K for the year ended February 26, 1995, filed with the Securities and Exchange Commission.


/s/ERNST & YOUNG LLP
Ernst & Young LLP


Orange County, California
September 5, 1995



                                 EXHIBIT 23.1